  Exhibit 10.3
CONSULTING AGREEMENT
This CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of the February 8, 2017 (the "Effective Date"), by and between Smart Server, Inc., a Nevada corporation (the "Company"), and Kartik Kakarala (the “Consultant” and together with the Company the “Parties” and each a “Party”).

WHEREAS, the Company desires to engage the Consultant to perform certain services upon the terms and conditions hereinafter set forth; and

WHEREAS, the Consultant is willing to make his expertise and experience available to the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:
1. Term; Termination. The term of this Agreement shall commence on the date hereof and shall continue until terminated (the “Term”). Either Party may terminate this Agreement for any reason at any time, which termination shall be effective upon delivery by the terminating Party of a written notice to the other Party. The termination of this Agreement shall be without prejudice to the rights and claims of the Parties hereunder accrued prior to the termination.
2. Services. The Consultant shall provide the services set forth on Annex A to the Company and its subsidiaries (“Services”). Such Services shall include, but not be limited to, consulting with the Company’s management, employees and representatives (whether by phone or in person), attending meetings, and other responsibilities inherent or ancillary to the Services.
3. Fees. As sole compensation for the Services, the Company hereby agrees to pay the Consultant during the Term services fees at the rate of $5,000 per month (the “Fees”). The Fees will be prorated for the first and last month of the Term based on the number of actual days included in the Term. The Fees with respect to any month during the Term will be due and payable not later than 15 calendar days after the end of such calendar month.
4. Independent Contractor. In performing the Services provided for hereunder, the Consultant is acting as an independent contractor, and the Consultant's employees at all times during the term of this Agreement shall be in the employment, and under the supervision and responsibility, of the Consultant and no person employed by the Consultant either directly or indirectly shall be deemed by virtue of this Agreement to be the servant, agent or employee of the Company or any affiliate of the Company for any purpose whatsoever. The Company will not withhold any monies for any state, local or federal taxing authorities from compensation earned by the Consultant pursuant to this Agreement. The Company shall prepare and file a Form 1099 with the Internal Revenue Service reporting the compensation paid to the Consultant. The Consultant shall receive no fringe benefits from the Company whatsoever and will not be eligible for any medical, dental or other health and welfare plans of the Company or its affiliates. The Consultant shall be solely responsible for the payment of all taxes on the amounts received or receivable by Consultant under this Agreement.

5. Indemnification. The Consultant shall indemnify the Company and its affiliates and their respective officers, directors, employees, stockholders, representatives, members, managers, successors, assigns and agents and hold each of them harmless, from and against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the reasonable fees and expenses of counsel) resulting from, or in respect of, any taxes, penalties, interest or other amounts related to the compensation received or receivable by Consultant or its employees or affiliates hereunder.
6. Assignment. All of the terms of this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties hereto and their respective successors and assigns; provided, that the Consultant shall not have the right to assign his rights or duties hereunder or any interest herein without the prior written consent of the Company.
7. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, with first-class postage fees prepaid, or if hand delivered against receipt or if sent via facsimile transmission upon electronic confirmation of receipt thereof during normal business hours, to the applicable Party at the address indicated below:
If to the Consultant:
Kartik Kakarala
1431 Greenway Drive
Suite 775
Irving, TX 75038
If to the Company:
Smart Server, Inc.
4521 Sharon Road
Suite 370
Charlotte, NC 28211
Attn: Steven Berrard

With a copy (which shall not constitute notice or services of process) to:

Akerman LLP
Three Brickell City Centre
98 SE 7th Street, Suite 1100
Miami, FL 33131
Attn: Scott A. Wasserman

or, to each Party, to such other address as shall be designated by such Party in a written notice to the other Party pursuant to the provisions of this Section 7.

8. Severability. In the event any part of this Agreement, for any reason, shall be finally adjudged by any court of competent jurisdiction to be invalid, such judgment shall not affect, impair or invalidate the remainder of this Agreement and this Agreement shall be reformed consistent with the original objectives of this Agreement. The invalidity of any part or parts of this Agreement shall not relieve the parties from their other duties and obligations under this Agreement.
9. Waiver. The failure of either Party to enforce any provision of this Agreement or exercise any right granted hereby shall not be construed to be a waiver of such provision or right nor shall it affect the validity of this Agreement or any part hereof or limit in any way the right of either Party subsequently to enforce any such provision or exercise such right in accordance with its terms.
10. No Third-Party Beneficiaries. This Agreement shall be construed to be for the benefit of only the parties hereto and shall confer no right or benefit upon any other person based on the theory of third party beneficiaries or otherwise.
11. Amendments. The terms of this Agreement may be amended, modified, discharged, waived or terminated only by a written instrument executed by both parties or, in the case of a waiver, by the Party waiving compliance, unless such waiver is conditional.
12. Titles and Headings. The titles and headings included in this Agreement are inserted for convenience only and shall not be deemed to be a part of or considered in construing this Agreement, nor limit or otherwise affect the meaning hereof.
13. Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, and which together shall constitute but one and the same instrument.
14. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.
15. Several Remedies. Monetary damages and losses would not be a sufficient remedy for any breach of this Agreement by the Consultant. The Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law.
16. Applicable Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Texas without regard to choice-of-law principles thereof.
17. WAIVER OF JURY TRIAL. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL CONCERNING ANY CIVIL ACTION THAT MAY ARISE FROM THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES HERETO.
18.  CONSENT TO JURISDICTION; SERVICE OF PROCESS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS, IN CONNECTION WITH ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED BY SUCH COURTS.
* * *

IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be duly executed on the date and year first above written.
SMART SERVER, INC.

By: /s/ Marshall Chesrown
Name: Marshall Chesrown
Title: Chief Executive Officer

KARTIK KAKARALA
/s/ Kartik Kakarala

ANNEX A

SERVICES

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Act as the Company's Chief Technology Advisor;
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Provide advisory services in support of the technology related aspects of the Company's business;
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Provide advisory services related to the design and implementation of technology platform necessary to operate the business;
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Advise Company project manager on Company’s efforts to design and implement software offerings for dealer services;
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Support overall business planning strategy as requested by the CEO.